UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Allegiance Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 29, 2017

Dear Fellow Shareholder:

On behalf of our Board of Directors, I invite you to attend the 2017 Annual Meeting of Shareholders to be held at The Houstonian Hotel at 111 North Post Oak Lane, Houston, Texas 77024 on Friday, May 19, 2017, at 2:00 p.m., Central Time.

The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Additionally, we will review our operating results for 2016 and plans for the year ahead.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.

We appreciate your continued support of our company and look forward to seeing you at the 2017 Annual Meeting.

Sincerely,

George Martinez
Chairman of the Board and Chief Executive Officer

8847 West Sam Houston Parkway, N., Suite 200
Houston, Texas 77040
(281) 894-3200
______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
______________________________

To the shareholders of Allegiance Bancshares, Inc.:

The 2017 Annual Meeting of Shareholders (the "annual meeting") of Allegiance Bancshares, Inc. (the "Company") will be held on Friday, May 19, 2017, at 2:00 p.m., Central Time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 for the following purposes:

1.
To elect five (5) Class II directors to serve on the board of directors of the Company until the Company’s 2020 annual meeting of shareholders, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.	To approve an amendment to the Allegiance Bancshares, Inc. 2015 Stock Awards and Incentive Plan to increase the number of shares issuable thereunder from 1,460,000 to 1,900,000;

3.	To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on March 23, 2017, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.

In accordance with the "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission, we have elected to provide our shareholders access to our proxy materials by posting such documents on the Internet. Accordingly, on March 29, 2017, an Important Notice Regarding the Availability of Proxy Materials ("notice of availability") was mailed to the holders of our common stock as of the close of business on the record date. Shareholders have the ability to access the proxy materials on the website referenced in the notice of availability, or to request that a printed set of proxy materials be sent to them, by following the instructions on the notice of availability.

 Your Vote is Important

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.
By Order of the Board of Directors,
George Martinez
Chairman of the Board and Chief Executive Officer
Houston, Texas
March 29, 2017

i

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING	31

ANNUAL REPORT ON FORM 10-K	31

OTHER MATTERS	31

APPENDIX A - AMENDMENT TO THE ALLEGIANCE BANCSHARES, INC. 2015 AMENDED AND RESTATED STOCK AWARDS AND INCENTIVE PLAN	A-1

ii

8847 West Sam Houston Parkway, N., Suite 200
Houston, Texas 77040
______________________________

PROXY STATEMENT FOR
2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2017
______________________________

Unless the context otherwise requires, references in this proxy statement to "we," "us," "our," "our company," the "Company" or "Allegiance" refer to Allegiance Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the "Bank" refer to Allegiance Bank, a wholly-owned subsidiary of Allegiance Bancshares, Inc. In addition, unless the context otherwise requires, references to "shareholders" are to the holders of outstanding shares of our common stock, par value $1.00 per share (the "common stock").

The Board of Directors of Allegiance Bancshares, Inc. (the "board") is soliciting proxies to be used at the 2017 annual meeting of shareholders of the Company to be held on Friday, May 19, 2017 at 2:00 p.m., Central Time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, 77024 and any adjournments or postponements thereof (the "annual meeting"). This notice is first being sent to shareholders on or about March 29, 2017. You should read the entire proxy materials carefully before voting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 19, 2017.

We are pleased to provide access to our proxy materials on the Internet. This Proxy Statement for the 2017 Annual Meeting of Shareholders and our 2016 Annual Report to Shareholders are available at our proxy materials website at www.envisionreports.com/ABTX. This website does not use any functions that identify you as a visitor to the website, and thus protects your privacy.

You have the option to vote and submit your proxy by the Internet. If you have Internet access, we encourage you to record your vote by the Internet. We believe it will be convenient for you, and it saves postage and processing costs. In addition, when you vote by the Internet, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Submitting your proxy by Internet or telephone will not affect your right to vote in person if you decide to attend the Annual Meeting.

Pursuant to the rules promulgated by the Securities and Exchange Commission (the "SEC"), the Company is providing proxy materials to its shareholders on the Internet. You will not receive a printed copy of the proxy materials unless you specifically request to receive one. The Important Notice Regarding the Availability of Proxy Materials ("notice of availability") will instruct you as to how you may access and review all of the important information contained in the proxy materials. The notice of availability also instructs you as to how you may submit your proxy on the Internet. You may access the following information at www.allegiancebank.com:

•	Notice of Annual Meeting of Shareholders to be held on Friday, May 19, 2017;

•	Proxy Statement for 2017 Annual Meeting of Shareholders to be held on Friday, May 19, 2017;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your shares of common stock. If you designate someone as your proxy in a written document, that document is also called a "proxy" or a "proxy card."

Why did I receive an "Important Notice Regarding the Availability of Proxy Materials" but no proxy materials?

Beginning this year, we chose to distribute our proxy materials to shareholders via the Internet under the "Notice and Access" approach permitted by rules of the SEC. This approach conserves resources and reduces our distribution costs, while providing you a timely and convenient method of accessing the materials and voting. On or before March 29, 2017, we mailed a notice of availability to shareholders, containing instructions on how to access the proxy materials on the Internet and to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request one. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the notice of availability.

When and where will the annual meeting be held?

The annual meeting is scheduled to take place at 2:00 p.m., Central Time, on Friday, May 19, 2017, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

What is the purpose of the annual meeting?

At the 2017 annual meeting of shareholders, shareholders will act upon the matters outlined in the notice, including the following:

1.
To elect five (5) Class II directors to serve on the board until the Company’s 2020 annual meeting of shareholders, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.	To approve an amendment to the Allegiance Bancshares, Inc. 2015 Stock Awards and Incentive Plan to increase the number of shares issuable thereunder from 1,460,000 to 1,900,000;

3.	To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Who are the nominees for directors?

The following five persons have been nominated for reelection as directors of the Company:

John Beckworth
Frances H. Jeter
George Martinez
David B. Moulton
Thomas A. Reiser

Who is entitled to vote at the annual meeting?

The holders of record of the outstanding shares of common stock on March 23, 2017, which is the date that the board has fixed as the record date for the annual meeting (the "record date"), are entitled to vote at the annual meeting. The record date is established by the board as required by the Company’s bylaws and Texas law. On the record date, 13,080,383 shares of common stock were outstanding.

How do I vote?

You may vote using any of the following methods:

•	By Internet: You can vote over the internet at www.envisionreports.com/ABTX by following the instructions in the notice of availability or on the proxy card.

•	By Telephone: You can vote over the telephone by following the instructions in the notice of availability or on the proxy card.

•
By Mail: If you have requested or received a proxy or voting instruction card by mail, you can vote by completing, signing and dating the accompanying proxy or voting instruction card and returning it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board.

•
At the Annual Meeting: Shareholders who attend the annual meeting may vote in person at the annual meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the annual meeting.

The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet voting will close at 1:00 a.m., Eastern Time, on May 19, 2017.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as "proxies") to vote your common stock at the annual meeting in accordance with your instructions. The board has appointed George Martinez and Steve Retzloff to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

If your shares of common stock are held in "street name," your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your voting instruction card.

To vote the shares that you hold in "street name" in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting.

Can I vote my shares by filling out and returning the notice of availability?

No. The notice of availability will, however, provide instructions on how to vote over the telephone or Internet, or by requesting and returning a signed paper proxy card or voting instruction card, as applicable, or submitting a ballot at the annual meeting.

 What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name with Computershare, the Company’s stock transfer agent, you are considered the "shareholder of record" with respect to those shares. The notice of availability has been provided directly to you by us.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in "street name." The notice of availability has been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instruction card or by following its instructions for voting by telephone or on the Internet.

What are the voting rights of the shareholders?

The holders of at least a majority of the outstanding shares of common stock on the record date must be represented at the annual meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s certificate of formation prohibits cumulative voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm (Proposal 3). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the board (Proposal 1) or to approve the amendment to the Stock Awards and Incentive Plan (Proposal 2).

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the annual meeting. Votes for each proposal will be tabulated separately.

What are the board’s recommendations on how I should vote my shares?

The board recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for director;

Proposal 2—FOR the amendment to the 2015 Stock Awards and Incentive Plan to increase the number of shares issuable thereunder from 1,460,000 to 1,900,000; and

Proposal 3—FOR the ratification of the appointment of Crowe Horwath LLP.

How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each nominee for director;

Proposal 2—FOR the amendment to the 2015 Stock Awards and Incentive Plan to increase the number of shares issuable thereunder from 1,460,000 to 1,900,000; and

Proposal 3—FOR the ratification of the appointment of Crowe Horwath LLP.

If you are a "street name" holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that such nominee will have discretion to vote on the ratification of the appointment of Crowe Horwath LLP (Proposal 3).

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to each of the proposals to approve the amendment to the 2015 Stock Awards and Incentive Plan and to ratify the appointment of Crowe Horwath LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

May I change my vote after I have submitted my proxy card?

Yes. Regardless of the method used to cast a vote, if you are a record holder, you may change your vote by:

•
delivering to the Company prior to the annual meeting a written notice of revocation addressed to: Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040, Attn: Shanna Kuzdzal;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner;

•
logging onto the Internet website specified on your notice of availability, proxy card or voting instruction card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card or voting instruction card, in each case if you are eligible to do so and following the instructions indicated on the notice of availability, proxy card or voting instruction card; or

•	attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, simply attending the annual meeting without voting will not revoke your proxy.

If your shares are held in "street name" and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in "street name" in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the five director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election will be elected—i.e., the affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of the director nominees (Proposal 1).

Assuming the presence of a quorum, the amendment to the 2015 Stock Awards and Incentive Plan (Proposal 2) and the ratification of Crowe Horwath LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 3) each will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. However, broker non-votes on the approval of the amendment to the 2015 Stock Awards and Incentive Plan will be deemed shares not present to vote on such matter, will not count as votes for or against such matter and will not be included in calculating the number of votes necessary for approval of such matter. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Crowe Horwath LLP as the Company's independent registered accounting firm. Any abstentions will have the effect of a vote against the proposals to amend the 2015 Stock Awards and Incentive Plan and to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the annual meeting?

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the annual meeting.

How can I communicate with the board?

To communicate with the board, shareholders should submit their comments by sending written correspondence via mail or courier to Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040, Attn: Daryl Bohls; or via email at ir@allegiancebank.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS

Classification of the Company’s Directors

In accordance with the terms of the Company’s certificate of formation, the Company’s board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms as follows:

•
The Class I directors are Daryl D. Bohls, Matthew H. Hartzell, Umesh (Mike) Jain, James J. Kearney and P. Michael Mann, M.D., and their terms will expire at the annual meeting of shareholders to be held in 2019;

•
The Class II directors are John Beckworth, Frances H. Jeter, George Martinez, David B. Moulton and Thomas A. Reiser, and their terms will expire at the annual meeting of shareholders to be held in 2017; and

•
The Class III directors are William S. Nichols III, Steven F. Retzloff, Raimundo Riojas E., Fred S. Robertson and Ramon A. Vitulli III, and their terms will expire at the annual meeting of shareholders to be held in 2018.

Election Procedures; Term of Office

The Corporate Governance and Nominating Committee has recommended to the board, and the board has approved, the nomination of John Beckworth, Frances H. Jeter, George Martinez, David B. Moulton and Thomas A. Reiser to fill the expiring Class II director positions. Each nominee is currently serving as a Class II director. The five Class II nominees, if elected at the annual meeting, will serve until the annual meeting of shareholders in 2020.

The affirmative vote of a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of each of the nominees for director. This means that the five director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at this year’s annual meeting will be elected.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board. The board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Nominees for Election

The following table sets forth certain information with respect to the Company’s Class II directors whose terms of office expire at the annual meeting and have been nominated for reelection. The business address for all of these individuals is 8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040:

Name	Age	Position with the Company and the Bank	Director Since
John Beckworth	59	Class II Director of the Company	2009
Frances H. Jeter	60	Class II Director of the Company	2014
George Martinez	74	Class II Director, Chairman of the Board and Chief Executive Officer of the Company; Director and Chief Executive Officer of the Bank	2007
David B. Moulton	77	Class II Director of the Company; Director of the Bank	2007
Thomas A. Reiser	65	Class II Director of the Company	2007

The following is a brief discussion of the business and banking background and experience of our director nominees.

John Beckworth. Mr. Beckworth has served on our board since 2009. Mr. Beckworth practiced law in Houston for thirty years from 1983 until 2013. He was an associate and partner at Fulbright & Jaworski LLP, before leaving to start his own firm. Mr. Beckworth co-founded WattBeckworth in Houston where he remained a partner until 2013. He was board certified by the Texas Board of Legal Specialization for over 27 years; he has been recognized as a member of the American Board of Trial Advocates; and he is a member of the State Bar of Texas and The American Bar Association. In 2013, Mr. Beckworth left active law practice to become Associate Dean at The University of Texas School of Law. He has served as Chairman of the Board of Trustees of the Kinkaid School in Houston and he is a Life Trustee of the school. He is a former Trustee of The University of Texas Law School Foundation, and he has served as President and Chairman of the Board of The University of Texas Ex Students’ Association. He is a director of the Kinkaid Investments Foundation and the Texas Cultural Trust. Mr. Beckworth also operates family ranching, oil and gas, and investment interests. Mr. Beckworth received Bachelor of Arts and Juris Doctor degrees from The University of Texas at Austin and The University of Texas School of Law. With his extensive career as both a practicing attorney and administrator, Mr. Beckworth provides informed attention to detail, experienced judgment and assists both the board and management with the effective execution of his duties as Chairman of the Corporate Governance and Nominating Committee. His business acumen and familiarity with compensation best practices benefits the Compensation Committee.
Frances H. Jeter. Ms. Jeter has served on our board since 2014. She has more than 25 years of experience in marketing, public affairs and business and nonprofit management. Ms. Jeter previously served as group Vice President of internal and external affairs for Spectra Energy. Before joining Spectra Energy, Ms. Jeter served as Chief Marketing Officer for Bracewell & Giuliani LLP. She previously served as Vice President of public affairs for Duke Energy Gas Transmission, a predecessor company of Spectra. Ms. Jeter served as Director of Marketing and Customer Service for the Metropolitan Transit Authority of Harris County and served in marketing roles for Exxon Mobil and Westinghouse Defense International. She also served as Associate Director of External Relations for the James A. Baker III Institute of Public Policy at Rice University. She is a life trustee and a past chair of The Kinkaid School Board of Trustees in Houston and a former Trustee of The Hockaday School in Dallas. She is the founding Chair of Houston’s The Fay School and is also a former member of the Board of Directors of the Greater Houston Community Foundation and St. Luke’s Episcopal Health Charities, among several other non-profit organizations. Ms. Jeter received a Bachelor of Arts degree from the University of North Carolina at Chapel Hill. Her extensive experience in the public company arena is leveraged to assist the Branding Committee in all areas of marketing and public relations. Her attention to detail and working knowledge of governance matters are well suited to her participation on the Corporate Governance and Nominating Committee.
George Martinez. Mr. Martinez is one of the organizers of the Bank and has been the Chairman of our board and our Chief Executive Officer since 2008 and Chief Executive Officer of the Bank since 2007. Mr. Martinez began his banking career in 1974 as the co-founder of Sterling Bank, where he served as an Executive Vice President from 1974 to 1980, and then as Chief Executive Officer of Sterling Bancshares, Inc. a publicly traded multi-billion dollar financial institution, from 1980-2001 and as Chairman from 1992-2004. From 1998 to 2008, Mr. Martinez served as President of Chrysalis Partners, LLC, an executive leadership consulting firm. He currently serves on the board of directors of NCI Building Systems, Inc. (NCS:NYSE), Landmark Worldwide Enterprises, Inc., the University of St. Thomas and the Collaborative for Children. Mr. Martinez received a Bachelor of Business Administration and Economics degree from Rice University. With over 50 years of business experience, Mr. Martinez’s significant leadership skills and extensive experience in community banking qualify him to serve on our board and as our Chairman.

David B. Moulton. Mr. Moulton has served on our board since 2008 and the board of the Bank since 2007. Mr. Moulton is a retired banker. He began his career in banking in 1969 with Texas Commerce Bank. He was the Chairman and CEO of National Commerce Bank from 1986 to 1995, when it was acquired by Frost Bank. He was the Chairman and CEO of Almeda Bancshares, Inc. from 1996 to 1999, when it was acquired by Sterling Bancshares, Inc., and he served as a director of Sterling Bancshares until 2004. Mr. Moulton attended the University of Georgia and the Southwestern Graduate School of Banking at Southern Methodist University. Mr. Moulton’s extensive business experience, particularly in the community banking industry, qualifies him to serve on our board. He understands community banking, and particularly the Houston market, and he serves the Bank well through his status as the Chairman of the Asset Quality Committee, as a regular voting member of the Loan Committee, and as a director of Allegiance Bank. His skills and experience are also valuable to his other director roles: ALCO Committee member, Corporate Governance and Nominating Committee member and Chairman of the Compensation Committee.
Thomas A. Reiser. Mr. Reiser is one of the organizers of the Bank and has served on our board since 2007 and the board of the Bank since 2007. Mr. Reiser has over 30 years of business experience. He is presently the Chairman and Chief Executive Officer of Upstream Insurance Brokers. He has over 20 years of board membership experience, including from 1994 to 2006 when he served as a Director of Sterling Bancshares, Inc. Mr. Reiser has served on numerous board committees, including audit, enterprise risk management and IT committees. Mr. Reiser received a Bachelor of Arts degree from the College of William and Mary. Mr. Reiser’s extensive business experience in the community banking industry qualifies him to serve on our board. Mr. Reiser is able to directly contribute through his role as Chairman of the Enterprise Risk Management Committee given his long exposure to banking and as an insurance executive. He also contributes his knowledge and experience as a member of the Audit Committee.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class I and Class III directors whose terms of office do not expire at the annual meeting, and the executive officers of the Company who are not also a director. The business address for all of these individuals is 8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040.

Name	Age	Position with the Company and the Bank
Directors:
Daryl D. Bohls	65	Class I Director, Executive Vice President and Secretary of the Company; Director, Executive Vice President and Chief Credit Officer of the Bank
Matthew H. Hartzell	58	Class I Director of the Company; Director of the Bank
Umesh (Mike) Jain	60	Class I Director of the Company; Director of the Bank
James J. Kearney	73	Class I Director of the Company; Director of the Bank
P. Michael Mann, M.D.	75	Class I Director of the Company
William S. Nichols III	65	Class III Director of the Company; Director of the Bank
Steven F. Retzloff	60	Class III Director and President of the Company; Director and Chairman of the Board of the Bank
Raimundo Riojas E.	76	Class III Director of the Company
Fred S. Robertson	66	Class III Director of the Company; Director of the Bank
Ramon A. Vitulli III	47	Class III Director and Executive Vice President of the Company; Director, President and Chief Operating Officer of the Bank
Executive officers who are not also directors:
Paul P. Egge	38	Executive Vice President and Chief Financial Officer of the Company; Executive Vice President and Chief Financial Officer of the Bank
Shanna R. Kuzdzal	38	Executive Vice President and General Counsel of the Company; Executive Vice President and General Counsel of the Bank

The following is a brief discussion of the business and banking background and experience of our continuing directors and executive officers. All officers of the Company are elected by the board and serve at the discretion of the board.

Class I Directors
Daryl D. Bohls. Daryl D. Bohls is one of the organizers of the Bank, and served as President and Chief Credit Officer of Allegiance Bank from 2007 to 2013 before dedicating himself full-time to the position of Executive Vice President and Chief Credit Officer in 2014. Mr. Bohls has served on our board since 2008. Mr. Bohls has 35 years of banking experience in the Houston market, including 20 years with Sterling Bank, and he has been the president of four Houston banks. During his tenure with Sterling Bank, Mr. Bohls held the positions of President, Executive Vice President, Director, Chief Credit Officer, Senior Loan Officer, Regional CEO and Chairman of Senior Loan Committee, the latter a position he held for 17 years. Mr. Bohls is a past board member of the Independent Bankers Association of Texas. Mr. Bohls has been an appointed Civil Service Commissioner with the Harris County Sheriff’s Department since 1999. Mr. Bohls served as an adjunct Finance Professor for the banking school at Sam Houston State University for seven semesters. He is a member of the Houston C-Club. Mr. Bohls received a Bachelor of Business Administration degree in accounting from the University of Texas, and a Master of Business Administration in banking from Sam Houston State University. Mr. Bohls’ diverse business experience and advanced banking education qualify him to serve on our board.
Matthew H. Hartzell. Matthew H. Hartzell has served on our board since our acquisition of Independence Bank in 2013. Prior to the acquisition, Mr. Hartzell served Independence Bank as the Vice Chairman of the Board, as the Chair of both the IT Committee and the Compensation Committee for over five years each, and as a member of the Executive Committee. Mr. Hartzell is presently Chief Administrative Officer of N.F. Smith & Associates, L.P., an independent distributor of computer hardware components, and served as their Chief Operating Officer for the six years prior. For the past 17 years, he has also served as General Counsel of Valid Management, LLC, one of the holdings in N.F. Smith’s diversified portfolio of technology businesses. Prior to joining Valid Management, Mr. Hartzell was a shareholder and associate with Hirsch & Westheimer, P.C., for more than a decade. Since 2010 he has served as a member of the SAE G-19 Committee, a committee dedicated to promulgating standards for the mitigation of counterfeit parts in electronic part purchasing. Mr. Hartzell served many years on the board of the Woodlands Heights Civic Association. He received a Bachelor of Arts degree from St. John’s College, Annapolis, Maryland and a Juris Doctor degree from the University of Houston. Mr. Hartzell’s extensive legal experience and business skills qualify him to serve on our board. Mr. Hartzell understands computer technology and applications, which enables him to provide valuable insight and guidance as the Chairman of the Information Technology Committee. Given the existence of cyber-security risks in the industry, his IT and general business skillsets also make him a valued member of the Enterprise Risk Management Committee.
Umesh (Mike) Jain. Umesh ‘Mike’ Jain was elected to serve on our board in February 2016. Mr. Jain has been a Certified Public Accountant in Houston since 1982. Mr. Jain founded Jain and Jain, P.C., Accountants and Tax Consultants in 1986, which provides assurance and tax services primarily for privately held businesses with revenues up to $100 million. Mr. Jain also founded Pi Capital Partners, LLC, a private equity firm. Mr. Jain served as a Director of Horizon Capital Bank from 2002 to 2005, which was acquired by Frost Bank in 2005. In addition, Mr. Jain served as a Director of Bank of Houston from March 2006 to April 2014 until it was acquired by Independent Bank in April 2014. While with Bank of Houston, Mr. Jain served as Chairman of the Audit Committee and as a member of its Loan, Merger and Acquisition, Governance and Compensation Committees. Mr. Jain is a member of the Lieutenant Governor’s Advisory Board which consists of 55 Texas Business and Industry leaders. Mr. Jain was a Board member of the University of St. Thomas and served as the Chairman of the Audit Committee. Upon his addition to the board, Mr. Jain became an active and valuable member of the Audit Committee through his extensive experience as a Certified Public Accountant and previous audit committee experience.
James J. Kearney. James J. Kearney has served on our board since 2013. Mr. Kearney is presently Senior Vice President of Investments for Raymond James & Associates, Inc., Member New York Stock Exchange/SIPC, which provides brokerage, investment banking, trust, and other financial services. From 2001 through 2003, Mr. Kearney was Senior Vice President of the Houston office of Robert W. Baird & Co, an investment banking and securities brokerage firm. From 1974 until December 2000, Mr. Kearney was Senior Vice President and Director of the Private Client Group for the Houston office of SG Cowen & Co. From 2006 to 2012, he was a director of First Community Bank of Fort Bend. He served as a Director on the board of Sterling Bank from 1985 to 1992 and on the board of Sterling Bancshares, Inc. from 1992 to 2006. Mr. Kearney is a member of the Dominican Sisters Board and has served on the Investment Advisory Committee for the Sacred Heart Convent Retirement Trust since 1988. Mr. Kearney received his Master of Arts in economics from the University of Missouri, a Master of Arts from the University of London and a Doctor of Philosophy from the University of Missouri. Mr. Kearney was a Captain in the United States Army from 1968-1970. Mr. Kearney is able to call on his background in investment management and economics as a valued member of the Asset/Liability Committee as well as his experience with community banks as a director of Allegiance Bank.
P. Michael Mann, M.D. P. Michael Mann, M.D. is one of the organizers of the Bank and has served on our board since 2008. Dr. Mann is the Chairman and co-owner of Mann Eye Center, P.A. from 1979 to present. Mr. Mann served as a director of Sterling Bank from 1997 to 2004. He has served on the board of trustees of the Houston Symphony and Centenary College of Louisiana. He is a Rotarian and past president of the Humble Rotary Club. He is a member of numerous medical professional organizations, including the American College of Surgeons, the American Academy of Ophthalmology, Windsor National Associates and the Houston Ophthalmological Society. Dr. Mann received a Bachelor of Science degree from Centenary College of Louisiana and a Medical Degree from Louisiana State University in New Orleans, and he completed residency in Ophthalmology at Tulane University School of Medicine. Dr. Mann’s leadership skills and business experience qualify him to serve on our board. The Audit Committee benefits from Dr. Mann’s prior experience as a public company bank director and from his proven ability to run a very successful, multi-location eye surgery business. His familiarity with decision makers in the local medical services industry and other local business owners helps to advance the Bank’s goal of pursuing existing and new organic growth avenues.
 Class III Directors

William S. Nichols III. Mr. Nichols is one of the organizers of the Bank and has served on our board since 2008 and the board of the Bank since 2007. Mr. Nichols is presently the President of Suncor Companies, LLC, a real estate development company that primarily focuses on the development of freestanding retail facilities throughout the United States. He is also general partner of numerous real estate development partnerships. From 1974 to 1984, he worked as an audit principal at Ernst & Young. He has held numerous board appointments, including advisory director at Community Bank, Katy, Texas. Additionally, he is the founder and director of the Nichols Foundation, a foundation to provide college scholarships to students on a need basis. He also serves on the development council of the Mays Business School at Texas A&M University. Mr. Nichols is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. He received a Bachelor of Business Administration degree from Texas A&M University. Mr. Nichols’ understanding of the Houston business market and leadership experience qualify him to serve on our board. Mr. Nichols makes good use of both his experience in the real estate industry and as a CPA as he contributes by serving as a director of the Bank. He also provides informed guidance as a member of the Compensation Committee and as the Chairman of the Audit Committee.

Steven F. Retzloff. Steven F. Retzloff is one of the organizers of the Bank and has been our President since 2008 and Chairman of the Bank since 2007. Mr. Retzloff has over 35 years of business experience and 29 years of Houston Banking experience. Mr. Retzloff served as a director of Sterling Bancshares, Inc., a publicly traded multi-billion dollar financial institution, and Sterling Bank from 1987 to 2006, including terms as Chairman of the board of Sterling Bancshares from 1990 to 1992 and from 2004 to 2005. He is currently Chairman and Chief Executive Officer of Retzloff Industries, Inc. and is an advisory director to Pharos Capital Partners III. Prior to co-founding Allegiance Bank, Mr. Retzloff owned and managed Travis Body & Trailer, Inc., a nationwide manufacturer of specialized truck trailers. His past work experience also includes General Motors, Bristol Myers and Retzloff Capital Corporation. Mr. Retzloff received an Industrial Engineering degree from The Georgia Institute of Technology and a Master of Business Administration degree (with distinction) from the Babcock Graduate School of Management at Wake Forest University. Mr. Retzloff currently serves as a Director of The Texas Theological Foundation and The Open Door Mission, and is a member of the advisory board for Fuller Texas School of Theology. He is also a Vice President of the Kinkaid School Investments Foundation and serves on the advisory board for the Mays School Banking Program at Texas A&M University. Mr. Retzloff’s significant experience as a director and officer of community banks and his extensive leadership skills qualify him to serve on our board.

Raimundo Riojas E. Mr. Riojas has served on our board since 2012. Mr. Riojas is the President of Duwest, Inc., a joint venture of Westrade, Inc. and E.I. DuPont de Nemours, engaged in the distribution of crop protection products and the manufacture of industrial and automotive coatings. Mr. Riojas presently manages a group of companies in Central America, Colombia and the Caribbean. From 1994 to 2011, he served as a director of Sterling Bancshares, Inc. He has also served as a director of The American Brahman Breeders Association from 1996 through February 2015. Mr. Riojas received a Chemical Engineering degree from Texas A&M University. Mr. Riojas’ international business experience and relationships in the banking industry qualify him to serve on our board. The Compensation Committee benefits from Mr. Riojas’ experience in manufacturing, distribution, service and chemicals.

Fred S. Robertson. Mr. Robertson has served on our board since 2011. Mr. Robertson has over 30 years of experience overseeing institutional and retail investments. He has managed fixed income investments and designed extensive quantitative models for bond management. For the past five years, Mr. Robertson has been managing his personal investments. Mr. Robertson holds a number of non-profit board appointments and volunteers with many organizations in Houston. Mr. Robertson received a Bachelor of Science from Cornell University and a Masters of Business Administration in finance from the College of William and Mary. Mr. Robertson’s significant experience in the banking industry and leadership skills qualify him to serve on our board. Mr. Robertson utilizes his knowledge of investment and fund management as Chair of the ALCO

Committee. His financial expertise provides additional benefit to the Company as he serves as a director of the Bank, as a member of the Compensation Committee and as Chairman of the 401K Committee.

Ramon A. Vitulli III. Ramon A. Vitulli, III served as Bank Office President from 2007 to 2013 and has been President of the Bank since 2013. He has served on our board since 2014 and has been a director of the Bank since 2008. Mr. Vitulli has over 25 years of banking experience. He started his career as a loan review examiner at Charter National Bank in Houston and worked as a senior credit analyst and later as bank manager for Charter until his move to Sterling Bank in 1996. Mr. Vitulli previously was the Market Chief Executive Officer at Sterling Bank, where he managed various bank offices in northwest Houston. He presently serves on the St. Pius X High School Foundation and School Board and is a current member of the Dominican Sisters of Houston, Texas Finance Committee. Mr. Vitulli received a Bachelor of Business Administration degree in finance from The University of Texas at Austin. Mr. Vitulli’s considerable business experience, and in particular his considerable experience in community banking, qualifies him to serve on our board.

Executive Officers Who Are Not Also Directors

Paul P. Egge. Mr. Egge serves as our and the Bank's Executive Vice President and Chief Financial Officer. Mr. Egge has over 13 years of financial services experience, predominantly as an investment banker focused on providing strategic and capital markets advisory services to banks and specialty finance companies. Prior to joining Allegiance, he served as Director of Capital Planning and Corporate Development for Cadence Bank. Prior to joining Cadence, Mr. Egge was a senior investment banker at Robert W. Baird & Co Incorporated, where he played a leadership role in our initial public offering as well as our 2015 acquisition of Enterprise Bank. Mr. Egge graduated cum laude with a bachelor's degree in Economics and Finance from The College of William & Mary and holds a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Shanna R. Kuzdzal. Ms. Kuzdzal serves as our and the Bank's Executive Vice President and General Counsel. Ms. Kuzdzal has more than 12 years of legal experience during which her practice has focused on community banking in Texas with a concentration in the corporate area including capital markets and mergers and acquisitions. Most recently, Ms. Kuzdzal served as Senior Vice President and Associate General Counsel at Prosperity Bank. Prior to joining Prosperity, Ms. Kuzdzal was an attorney at Bracewell LLP, where she represented financial institutions in corporate matters, which included the organization of the Company in 2008 and our acquisition of Independence Bank. She received a bachelor’s degree in Biochemistry and Biology from Rice University and graduated with honors from The University of Texas School of Law. Ms. Kuzdzal currently serves as a member of the Board of Directors of the Texas Association of Bank Counsel.

BOARD AND COMMITTEE MATTERS

Board Meetings

Our board met four times during 2016 (including regularly scheduled and special meetings). During 2016, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board on which he or she served (during the period that he or she served).

Director Attendance at Annual Meeting

The board encourages all directors to attend the annual meeting of shareholders. All but five of our directors attended the 2016 annual meeting of shareholders.

Meetings of Non-Management Directors

The independent directors of the Company hold executive sessions from time to time without the Chief Executive Officer, any other member of management or any non-independent director present. The Company’s Corporate Governance Guidelines provide that the Company’s independent directors will meet at least twice a year in executive session. During 2016, three executive sessions were held.

Board Composition

The size of our board is currently set at 15 members. In accordance with the Company’s bylaws, members of the board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the annual meeting. The terms of the Class I and Class III directors expire at the annual meeting of shareholders in 2019 and 2018, respectively. If the five nominees for Class II director are elected at the annual meeting, the composition of the board will be five Class I directors, five Class II directors and five Class III directors.

Any director vacancy existing on or occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full board. In accordance with the Company’s bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of shareholders held for the election of directors, regardless of whether the class of director in which he serves is to be elected at such annual meeting. The number of directors may be changed only by resolution of the board.

As discussed in greater detail below, the board has affirmatively determined that 11 of our 15 current directors qualify as independent directors under the applicable rules of the NASDAQ Global Market and the SEC.

Director Independence

Under the rules of the NASDAQ Global Market, a majority of the members of our board are required to be independent. The rules of the NASDAQ Global Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board has evaluated the independence of each director based upon these rules. Applying these rules, our board has affirmatively determined that, with the exception of Messrs. Bohls, Martinez, Retzloff and Vitulli, each of our current directors qualifies as an independent director under applicable rules. In making these determinations, our board considered the current and prior relationships that each director has and has had with the Company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of common stock by each director, and the transactions described under the section titled "Certain Relationships and Related Person Transactions." The board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Board Leadership Structure

George Martinez currently serves as our Chairman of the Board and Chief Executive Officer. Mr. Martinez has served in both of these positions since the inception of the Company. Mr. Martinez’s primary duties are to lead our board in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan.

Our board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board believes that it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of the Company and the banking industry. The board views this arrangement as also providing an efficient nexus between the Company and the board, enabling the board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board in a timely manner. The board does not have a lead or presiding independent director.

Risk Management and Oversight

Our board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled "– Committees of the Board."

Director Nominations

The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the board. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the board and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, it will consider only those director candidates recommended in accordance with the procedures set forth in the section titled " – Procedures to be Followed by Shareholders For Director Nominations."

Criteria for Director Nominees

The Corporate Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the board. In addition to reviewing the background and qualifications of the individuals considered in the selection of candidates, the Corporate Governance and Nominating Committee looks at a number of attributes and criteria, including: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Corporate Governance and Nominating Committee considers appropriate in the context of the needs of the board. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the board and Corporate Governance and Nominating Committee believe that it is essential that the board members represent diverse viewpoints.

The Corporate Governance and Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the board at the time. The Corporate Governance and Nominating Committee will strive to maintain at least one director who meets the definition of "audit committee financial expert" under the regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the board, the Corporate Governance and Nominating Committee considers and reviews an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Process for Identifying and Evaluating Director Nominees

Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the board, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recruiting, interviewing and selecting individuals who may be nominated for election to the board.

The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the board is set forth below.

Identification. For purposes of identifying nominees for the board, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the board as well as their knowledge of members of the communities served by the Company. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled "– Procedures to be Followed by Shareholders For Director Nominations." The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Corporate Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders For Director Nominations

Any shareholder of the Company entitled to vote in the election of directors may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as director at a meeting only if such shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations. To be timely, a shareholder’s notice given in the context of an annual meeting of shareholders must be delivered to or mailed and received at the principal executive office of the Company not less than one hundred twenty days in advance of the first anniversary of the date of the Company’s notice to shareholders in connection with the previous year’s annual meeting of shareholders. If no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty days from the date contemplated at the time of the previous year’s notice, the notice must be received by the Company at least eighty days prior to the date the Company intends to distribute its notice with respect to the annual meeting. To be timely, a shareholder’s notice given in the context of a special meeting of shareholders must be delivered to or mailed and received by the Secretary of the Company at the principal executive office of the Company not later than the later of the ninetieth day prior to such special meeting or the tenth day following the day on which notice of the date of the special meeting and of the nominees proposed by the board to be elected at such special meeting was given. Any meeting of shareholders which is adjourned and will reconvene within thirty days after the meeting date as originally noticed will, for purposes of any notice contemplated by the foregoing, be deemed to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Company may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

To be in proper written form, a shareholder’s notice to the Secretary of the Company must set forth:

•	the name and address of the shareholder who intends to make the nominations and of the person or persons to be nominated;

•
a representation that the shareholder is a holder of record of shares of common stock entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

•
if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

Shareholder nominations should be addressed to the Secretary of Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040.

A nomination not made in compliance with the foregoing procedures will not be eligible to be voted upon by the shareholders at the meeting. The Corporate Governance and Nominating Committee has the power and duty to determine whether a nomination was made in accordance with procedures set forth above and, if any nomination is not in compliance with the procedures set forth above, to declare that such defective nomination will be disregarded.

Committees of the Board

Our board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Our board may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of formation and bylaws.

Audit Committee

The members of the Audit Committee are Umesh (Mike) Jain, P. Michael Mann, M.D., William S. Nichols III and Thomas A. Reiser, with Mr. Nichols III serving as chairperson. Our board has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that (i) each of the members meets the definition of an "independent director" under applicable NASDAQ Global Market rules, (ii) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, the board has affirmatively determined that each of Messrs. Jain and Nichols has the requisite financial sophistication due to his experience and background to qualify as an "audit committee financial expert" as defined by the SEC and as required by NASDAQ Global Market rules. The Audit Committee met four times in 2016.

The purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities with respect to the following, among other things:

•	overseeing the accounting and financial reporting processes of the Company and audit of the financial statements of the Company;

•	discussing the financial statements of the Company with management and the Company’s independent auditor;

•	monitoring actions taken by the Company to comply with its internal policies as well as external accounting, legal and regulatory requirements;

•	reviewing with the independent auditor, the internal auditor and financial and accounting personnel, the accounting and financial controls of the Company;

•	reviewing disclosures regarding independence of the Company’s independent auditor; and

•	evaluating the performance of the Company’s independent auditor.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee separately meets with the Company’s executive officers, internal and external counsel, independent registered public accounting firm and management. The Audit Committee also receives reports regarding issues such as the status and findings of audits being conducted by the internal auditors and the independent registered public accounting firm, the status of material litigation and accounting changes that could affect the Company’s financial statements and proposed audit adjustments, if any.

The Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance.

Compensation Committee

The members of the Compensation Committee are John Beckworth, David B. Moulton, William S. Nichols III, Raimundo Riojas E. and Fred Robertson, with Mr. Moulton serving as chairperson. Our board has evaluated the independence of each of the members of the Compensation Committee and has affirmatively determined that each meets the definition of an "independent director" under the applicable NASDAQ Global Market and SEC rules. The members of the Compensation Committee also satisfy the independence requirements and additional independence criteria under Rule 10C-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code ("Code"). The Compensation Committee met twice in 2016. The Compensation Committee charter requires the Compensation Committee to meet at least two times each year.

The purpose of the Compensation Committee is to assist the board in fulfilling its oversight responsibilities with respect to the following, among other things:

•
reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change of control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•	evaluating the compensation of our directors;

•	reviewing and discussing annually with management our executive compensation disclosure required by SEC rules;

•	to the extent required, preparing the Compensation Committee report required by the SEC to be included in our annual proxy statement; and

•	administrating, reviewing and making recommendations with respect to our equity compensation plans.

The Compensation Committee has overall responsibility for approving and evaluating the Company’s compensation plans, policies and programs related to compensation of the Company’s directors, officers, senior managers and employees. After due consideration of factors set forth in the Compensation Committee’s charter, the Compensation Committee may select and appoint a compensation consultant, legal counsel or other adviser to the Compensation Committee.

The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are John Beckworth, Frances Jeter and David B. Moulton, with Mr. Beckworth serving as chairperson. Our board has evaluated the independence of each of the members of the Corporate Governance and Nominating Committee and has affirmatively determined that each of the members meets the definition of an "independent director" under the applicable NASDAQ Global Market and SEC rules. The Corporate Governance and Nominating Committee met once in 2016. The Corporate Governance and Nominating Committee did not retain the services of any independent search firm during 2016.

The Corporate Governance and Nominating Committee has responsibility for, among other things:

•	making recommendations to the board from time to time as to changes that the Corporate Governance and Nominating Committee believes to be desirable to the size of the board or any board committee;

•	identifying individuals believed to be qualified to become members of the board and any of its committees;

•	developing and recommending to the board standards to be applied in making determinations as to the absence of material relationships between the Company and a director;

•	evaluating the independence of directors and nominees;

•	establishing procedures for the Corporate Governance and Nominating Committee to exercise oversight of the evaluation of the board and management;

•	developing and recommending to the board a set of Corporate Governance Guidelines applicable to the Company; and

•	assisting management in the preparation of the disclosure in the Company’s annual proxy statement.

Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance.

Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled " – Procedures to be Followed by Shareholders For Director Nominations."

Director Compensation

We and the Bank pay our respective directors, other than those directors who are employed by us or the Bank, a fee based on the directors’ participation in board and committee meetings. In 2016, each director who was not employed by us or the Bank received $1,000 for each board meeting and $500 for each committee meeting, except for members of the Audit Committee, who received $1,000 per meeting, that he or she attended. Additionally, we paid each non-employee Company director an annual retainer of $20,000, paid $5,000 quarterly, and we granted to each non-employee Company director $20,000 in restricted stock awards that vest 25% each year over four years. We implemented these director compensation measures in 2016 to assist us as a public company in attracting and retaining qualified directors. Lawrence G. Fraser was a director of the Company until the 2016 annual meeting, at which time he became an advisory director of the Company. The Bank was a party to a consulting agreement that paid an annual fee of $92,500 on a monthly basis to Mr. Fraser until it expired on December 31, 2016. Directors who are employed by us, the Bank or both do not receive remuneration for serving as a director of the Bank or us, but are compensated in their capacity as employees.

The following table sets forth the compensation paid to each director who served on our board during 2016. The table also includes compensation earned by each director that is attributable to his or her service as a director of the Bank.

Name	Fees Earned or Paid in Cash(1)		Restricted Stock Awards(2)	Total
John Beckworth	$32,500	(a)	$19,994	$52,494
Lawrence G. Fraser	103,808	(b)	7,266	111,074
Matthew H. Hartzell	30,500	(c)	19,994	50,494
Umesh (Mike) Jain	27,692	(d)	17,702	45,394
Frances H. Jeter	27,500	(e)	19,994	47,494
James J. Kearney	43,000	(f)	19,994	62,994
P. Michael Mann, M.D.	31,000	(g)	19,994	50,994
David B. Moulton	75,000	(h)	19,994	94,994
William S. Nichols, III	44,500	(i)	19,994	64,494
Thomas A. Reiser	30,500	(j)	19,994	50,494
Raimundo Riojas E.	25,000		19,994	44,994
Fred S. Robertson	45,000	(k)	19,994	64,994

(1)	The amounts shown in this column include annual retainer and meeting fees for serving on the Company's and the Bank's board of directors and any of their respective committees.

(a)	Consists of $25,000 in fees paid for service as a director of the Company and $7,500 in fees paid for service as a director of the Bank.

(b)	Consists of $11,308 in fees paid for service as a director of the Company and $92,500 paid pursuant to our consulting agreement with Mr. Fraser as described above.

(c)	Consists of $25,000 in fees paid for service as a director of the Company and $5,500 in fees paid for service as a director of the Bank.

(d)	Consists of $20,692 in fees paid for service as a director of the Company and $7,000 in fees paid for service as a director of the Bank.

(e)	Consists of $25,000 in fees paid for service as a director of the Company and $2,500 in fees paid for service as a director of the Bank.

(f)	Consists of $25,000 in fees paid for service as a director of the Company and $18,000 in fees paid for service as a director of the Bank.

(g)	Consists of $25,000 in fees paid for service as a director of the Company and $6,000 in fees paid for service as a director of the Bank.

(h)	Consists of $25,000 in fees paid for service as a director of the Company and $50,000 in fees paid for service as a director of the Bank.

(i)	Consists of $25,000 in fees paid for service as a director of the Company and $19,500 in fees paid for service as a director of the Bank.

(j)	Consists of $25,000 in fees paid for service as a director of the Company and $5,500 in fees paid for service as a director of the Bank.

(k)	Consists of $25,000 in fees paid for service as a director of the Company and $20,000 in fees paid for service as a director of the Bank.

(2)	Restricted stock awards were granted to directors for their service during the year ended December 31, 2016.

All non-employee directors have been and will continue to be reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of our board or any committees thereof. Directors are also entitled to the protection provided by the indemnification provisions in our certificate of formation and bylaws, as well as the articles of association and bylaws of the Bank and separate indemnification agreements between each director and the Company. Additionally, the Company maintains a directors and officers insurance policy.

CERTAIN CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including the Company’s Chairman of the Board and Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics is available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance. Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the board in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.allegiancebank.com under Investor Relations/Corporate Governance.

Independent Auditors

The Audit Committee has recommended, and the board appointed, Crowe Horwath LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2017 fiscal year. Crowe Horwath LLP served as our independent auditors for the 2014, 2015 and 2016 fiscal years and reported on the Company’s consolidated financial statements for those years.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Crowe Horwath LLP for 2016 and 2015 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair Crowe Horwath LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Crowe Horwath LLP before the services are performed, including all of the services described under "—Audit Fees" and "—Audit-Related Fees" below. The Audit Committee has pre-approved all of the services provided by Crowe Horwath LLP in accordance with the policies and procedures described in the section titled "—Audit Committee Pre-Approval."

	2016	2015
Audit Fees(1)	$421,669	$449,112
Audit-Related Fees(2)	—	298,045
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$421,669	$747,157

(1)
Audit fees reflect the aggregate fees billed for services related to the reviews of our quarterly reports filed on Form 10-Q (for such periods for which we filed such quarterly reports), the audit of the consolidated financial statements of the Company and other SEC filings.

(2)	Audit-related fees primarily represent fees in connection with our initial public offering in 2015.

Audit Committee Pre-Approval

The Audit Committee’s charter establishes a policy and related procedures regarding the Audit Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors (which approval is made after receiving input from the Company’s management, if desired). The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such preapproval decision is presented to the full Audit Committee at a scheduled meeting. In addition, the Audit Committee has the authority to review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein.

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our "named executive officers," which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	George Martinez, Chairman of the Board and Chief Executive Officer;

•	Steven F. Retzloff, President; and

•	Ramon A. Vitulli III, Executive Vice President.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to each of our named executive officers for the fiscal years indicated. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where Mr. Martinez serves as the Bank's Chief Executive Officer, Mr. Retzoff serves as the Bank's Chairman of the Board and Mr. Vitulli serves as the Bank's President and Chief Operating Officer.

Name and Position	Year	Salary(1)	Bonus	All Other Compensation(2)		Total
George Martinez, Chairman of the Board and Chief Executive Officer	2016 2015	$ 450,000 385,000	$ - -	$ 24,919 22,825	(a)	$ 474,919 407,825

Steven F. Retzloff, President	2016 2015	450,000 385,000	- -	17,457 16,807	(b)	467,457 401,807

Ramon A. Vitulli III, Executive Vice President(3)	2016	300,000	48,000	22,239	(c)	370,239

(1)	The amounts shown in this column represent salaries earned during the fiscal year shown.

(2)	The amounts shown in this column represent the aggregate incremental cost to the Company of all perquisites and personal benefits provided to the named executive officers as follows:

(a)
For Mr. Martinez, the 2016 amount includes $1,200 paid for not enrolling in Company-provided medical insurance, Company matching contributions under the 401(k) plan of $10,762 and a contribution of $12,957 under the Company’s profit sharing plan.

(b)	For Mr. Retzloff, the 2016 amount includes Company matching contributions under the 401(k) plan of $4,500 and a contribution of $12,957 under the Company’s profit sharing plan.

(c)
For Mr. Vitulli, the 2016 amount includes club membership dues of $7,920, premiums paid on a life insurance policy of $988, Company matching contributions under the 401(k) plan of $600 and a contribution of $12,731 under the Company’s profit sharing plan.

(3)	Mr. Vitulli was not a named executive officer in 2015.

Narrative Discussion of Summary Compensation Table

General. We compensate our named executive officers through a mix of base salary, cash incentive bonuses, long-term incentive compensation and other benefits, which include, to a limited extent, certain perquisites. We established our existing executive compensation philosophy and practices to fit our historical status as a privately held corporation. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements. Each of our named executive officers is also an officer of the Bank and has substantial responsibilities in connection with the day-to-day operations of the Bank. As a result, each named executive officer devotes a substantial majority of his business time to the operations of the Bank, and the compensation he receives is paid largely to compensate that named executive officer for his services to the Bank. The board did not retain the services of a compensation consultant in 2016.

Base Salary. The base salaries of our named executive officers have been historically reviewed and set annually by the board or compensation committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our named executive officers, the Compensation Committee has relied on external market data obtained from outside sources, including the Independent Bankers Association of Texas and other banking industry trade groups. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•
our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our company-wide performance, including leadership, team work and community service.

Cash Bonuses. We typically pay an annual cash incentive award to our named executive officers, except for Messrs. Martinez and Retzloff, who have elected not to receive such an award. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. The Compensation Committee, within its sole discretion, determines whether such bonuses will be paid for any year and the amount of any bonus paid. Although historically the Compensation Committee has not relied on any pre-established formula or specific performance measures to determine the amount of the bonuses paid, it does review external market data from outside sources in setting the amount of such bonuses. Additionally, in determining whether to pay cash bonuses to a named executive officer for a given year and the amount of any cash bonus to be paid, the Compensation Committee considers factors which include:

•	the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, team work and community service; and

•	our financial performance, including our growth, asset quality and profitability.

Benefits and Perquisites. Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with a 401(k) plan to assist participants in planning for retirement and securing appropriate levels of income during retirement. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors. None of the perquisites paid or provided to any of our named executive officers exceeded $10,000 in amount for 2016.

401(k) and Profit Sharing Plans. Our 401(k) and profit sharing plans are designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) plan provides employees the opportunity to save for retirement on a tax-favored basis. Our named executive officers, all of whom were eligible to participate in the 401(k) plan during 2016, may elect to participate in the 401(k) plan on the same basis as all other employees. Employees may defer from 1% to 100% of their compensation to the 401(k) plan up to the applicable IRS limit. We match 50% of an employee’s annual contribution to the 401(k) plan up to a total of 3% per annum of the employee’s eligible salary. We make our matching contributions in cash and that contribution is invested according to the employee’s current investment allocation. In 2016, we made contributions to our named executive officers’ accounts in varying amounts, depending on the contributions made by the named executive officers. Upon approval by our board, each of our named executive officers, along with all eligible employees, receive a contribution to his 401(k) account under our profit sharing plan each year. The profits are allocated based on annual salary and hours worked.

Insurance Premiums. We invest in bank owned life insurance due to its attractive nontaxable return and protection against the loss of our key employees. Amounts included in the Summary Compensation Table represent premiums paid by us on behalf of the named executive officer.

The Company does not maintain any defined benefit plan, actuarial benefit plan or a supplemental executive retirement plan for the Company’s named executive officers or any other employees. Moreover, the Company has no plan, agreement or other arrangement with any of the Company’s named executive officers relating to the payments of any amounts upon the retirement of such named executive officer from employment with the Company or any other separation from service with the Company.

Employment Agreements with Named Executive Officers

The Company currently does not have employment agreements with any of the Company’s named executive officers, who are employees "at will." As a result, the salaries and bonuses that the Company pays to its named executive officers are approved at the discretion of the board after recommendation by the Compensation Committee, which has consulted with management. In addition, the Company has not previously maintained any "change of control," severance or noncompetition agreements with any of its named executive officers and has not had obligations to make any payment under any such agreement to any of its named executive officers in the event the Company experiences any change in the control or upon their severance from, or other termination of, their employment with the Company.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding option grants and restricted stock awards held by the named executive officers as of December 31, 2016. Neither Mr. Martinez nor Mr. Retzloff had any outstanding option grants or unvested shares of restricted stock as of December 31, 2016.

		Option Awards				Restricted Stock Awards
		Number of Securities		Option	Option	Number of Shares	Market Value
		Underlying Unexercised Options		Exercise	Expiration	of Stock that Have	of Shares of Stock
Name	Grant Date	Exercisable	Unexercisable	Price	Date	Not Vested	that Have Not Vested
Ramon A. Vitulli III	10/16/2008	18,000	—	$10.00	10/16/2018
	4/24/2014	4,675	4,675(1)	$20.00	4/24/2024
	1/2/2013					176(2)	$6,362

(1)	As to the remaining 4,765 shares, options to purchase 2,337 and 2,338 shares will vest and become exercisable on
April 24, 2017 and 2018, respectively.

(2)	These shares of restricted stock fully vested on January 2, 2017.

Stock Vested

The following table contains information concerning each vesting of restricted stock during the fiscal year ended December 31, 2016 for the named executive officers. Neither Mr. Martinez nor Mr. Retzloff had any shares of restricted stock vest during the fiscal year ended December 31, 2016. No named executive officer exercised options during 2016.

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Ramon A. Vitulli III	176	$4,162

(1)
Calculated by multiplying the closing price of the common stock on the NASDAQ Global Market on the trading day immediately prior to vesting by the number of shares of restricted stock acquired upon vesting.

Awards to Named Executive Officers

     We have granted time-based stock options and restricted stock awards to Mr. Vitulli that vest annually in 25% increments on each of the four anniversaries of the grant date.

2015 Stock Awards and Incentive Plan

In 2008, we adopted the 2008 Stock Awards and Incentive Plan to provide incentive compensation opportunities that are competitive with those of similar companies in order to attract, retain and motivate eligible participants by providing for both the direct award or sale of shares and for the grant of options to purchase shares of common stock. The Stock Awards and Incentive Plan was amended and restated in 2015. Currently, the maximum number of shares of common stock that may be issued pursuant to grants or options under the Plan is 1,460,000.

Potential Payments upon Termination or Change of Control

Other than a Company severance plan under which all of our employees are eligible to receive benefits and certain grants under our equity incentive plans which provide for accelerated vesting upon a change of control or the death, disability or termination of the grantee, we do not have any agreement with, or obligations to, any of our named executive officers or other executive officers to make any payments, accelerate any equity awards or provide any other consideration to any such officer in connection with any change of control of the Company or the Bank or such an officer’s severance from employment with the Company or the Bank.

Compensation Policies and Practices and Risk Management

     We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.

Compensation Committee Interlocks and Insider Participation

     None of our executive officers served as (1) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2016, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under the section titled "Certain Relationships and Related Person Transactions." During the year ended December 31, 2016, the members of our Compensation Committee were Messrs. John Beckworth, David B. Moulton, William S. Nichols III, Raimundo Riojas E. and Fred Robertson.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

     Some of our officers, directors and principal shareholders and their affiliates are customers of the Bank. Such officers, directors and principal shareholders and their affiliates have had transactions in the ordinary course of business with the Bank, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.
 Additionally, the Bank was party to a consulting agreement with Mr. Fraser pursuant to which the Bank paid Mr. Fraser an annual fee of $92,500 on a monthly basis in 2016. The term of the consulting agreement expired on December 31, 2016.
 Transactions by us with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). See our Annual Report on Form 10-K Item 1. Business—Regulation and Supervision—Limits on Transactions with Affiliates and Insiders. We have adopted policies to comply with these regulatory requirements and restrictions. Additionally, our Corporate Governance Guidelines provide that the board or its independent directors in an executive session must review and approve all related-party transactions.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 23, 2017, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(2)
Directors and Named Executive Officers:
John B. Beckworth	131,658(3)	1.00%
Daryl D. Bohls	36,682(4)	*
Matthew H. Hartzell	10,734(5)	*
Umesh (Mike) Jain	211,582(6)	1.61%
Frances H. Jeter	3,181(7)	*
James J. Kearney	21,347(8)	*
P. Michael Mann, M.D.	237,355(9)	1.81%
George Martinez	286,567(10)	2.18%
David B. Moulton	22,014(11)	*
William S. Nichols III	72,981(12)	*
Thomas A. Reiser	180,497(13)	1.37%
Steven F. Retzloff	300,049(14)	2.28%
Raimundo Riojas E.	204,255(15)	1.55%
Fred S. Robertson	59,181(16)	*
Ramon A. Vitulli III	33,789(17)	*
Directors and Executive Officers as a group (17 persons)	1,822,572(18)	13.88%
Principal Shareholders:
FMR LLC	1,109,040(19)	8.44%

*	Indicates ownership which does not exceed 1.00%.

(1)	The address of each of the Company’s directors and officers is c/o Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040.

(2)
Percentage is based on 13,135,650 shares of the Company’s common stock issued and outstanding as of March 23, 2017 and assumes the exercise by the shareholder or group named in each row of all vested options for the purchase of the Company’s common stock held by such shareholder that are exercisable within 60 days and all shares of restricted stock to date.

(3)
Consists of 7,848 shares held of record by Mr. Beckworth, 57,143 shares held of record by John Beckworth & Laura H. Beckworth Ten Com and 66,667 shares held of record by the Laura Hobby Beckworth 1999 WPH Trust, of which his spouse is trustee.

(4)
Consists of 5,000 shares held of record by an IRA rollover account for the benefit of Mr. Bohls, 1,427 shares held of record by Mr. Bohls and 30,255 shares that can be acquired pursuant to the exercise of outstanding stock options.

(5)	Consists of 5,481 shares held of record by Mr. Hartzell and 5,253 shares held by an IRA account for the benefit of Mr. Hartzell.

(6)
Consists of 144,982 shares held of record by Mr. Jain, 10,100 shares held of record by Pi Capital Allegiance, LLC of which Mr. Jain is a managing member, 34,000 shares held of record by Pi Capital Partners LLC of which Mr. Jain is a managing partner and 22,500 shares held of record by Patrick & Jain Investments of which Mr. Jain is a managing partner.

(7)	Consists of 3,181 shares held of record by Ms. Jeter.

(8)	Consists of 1,181 shares held of record by Mr. Kearney and 20,166 shares held of record by Mr. Kearney and his wife. Mr. Kearney has pledged 20,166 shares as security for indebtedness.

(9)
Consists of 37,474 shares of record by Paul Michael Mann, 9,400 shares held of record by an IRA for the benefit of Dr. Mann, 37,500 shares held of record by White House Realty, LLC, of which Dr. Mann is President and 153,001 shares held of record by MCRP Interests Ltd., of which Dr. Mann is President. Dr. Mann has pledged 149,117 shares as security for indebtedness.

(10)
Consists of 285,567 shares held of record by Martinez 2007 Family Partnership Ltd., of which Mr. Martinez is a limited partner and 1,000 shares held of record by Mr. Martinez. Mr. Martinez has pledged 120,167 shares as security for indebtedness.

(11)	Consists of 8,681 shares held of record by Mr. Moulton and 13,333 shares held of record by an IRA account for the benefit of Mr. Moulton.

(12)
Consists of 1,181 shares held of record by Mr. Nichols, 55,800 shares held of record by Nichols Realty Investments I, LTD., of which Mr. Nichols is the President of the managing partner, Nichols GP Investment, Inc. and 16,000 shares held of record by Nichols Rising Star Partners II, LTD., of which Mr. Nichols is the President of the managing partner, Nichols GP Investment, Inc.

(13)	Consists of 180,497 shares held of record by Mr. Reiser.

(14)
Consists of 21,500 shares held of record by Mr. Retzloff and his wife, 266,667 shares held of record by Retzloff Holdings, LTD., of which Mr. Retzloff is a limited partner, 8,882 shares held of record by SF Retzloff Family Limited Partnership, LTD., of which Mr. Retzloff is a limited partner and 3,000 shares of record by Retzloff Industries, Inc. of which Mr. Retzloff is the President.

(15)	Consists of 1,181 shares held of record by Mr. Riojas and 203,074 shares held of record by Glencox Investments, Inc., of which Mr. Riojas is President.

(16)	Consists of 1,181 shares held of record by Mr. Robertson and 58,000 shares held of record by The Robertson Family Trust, of which Mr. Robertson is the trustee.

(17)
Consists of 6,667 shares held of record by an IRA account for the benefit of Mr. Vitulli, 2,110 shares held individually and 25,012 shares that can be acquired pursuant to the exercise of outstanding stock options.

(18)	Includes 55,267 shares that can be acquired pursuant to outstanding stock options that are exercisable within 60 days.

(19)
The information concerning FMR LLC is based solely on information contained in its Schedule 13G/A filed with the SEC on February 14, 2017. FMR LLC’s principal business address is 245 Summer Street, Boston, Massachusetts 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file reports of ownership and changes in ownership of our equity securities, including shares of the Company’s common stock with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.

Based solely on our review of the copies of such reports we received with respect to fiscal year 2016, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act, except for the following: The January 29, 2016 grant of restricted stock to each of Messrs. Beckworth, Fraser, Hartzell, Kearney, Mann, Moulton, Nichols, Reiser, Riojas and Robertson and Ms. Jeter were not timely reported on a Form 4, and the February 12, 2016 grant of restricted stock to Mr. Jain was not timely reported on a Form 4. In addition, P. Michael Mann, M.D. twice failed to timely file a Form 4 in respect of transactions occurring on January 29, 2016 and November 11, 2016, and the Form 3 for Paul P. Egge to report his holdings as a newly appointed executive officer of the Company was filed one day late. In each case, the late filing was inadvertent and has been corrected.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.
In accordance with its written charter adopted by our board, the Company’s Audit Committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The board has determined that each Audit Committee member is independent in accordance with the listing standards of the NASDAQ Global Market and in Section 10A of the Exchange Act and that each of William S. Nichols III and Umesh (Mike) Jain has the requisite attributes of an "audit committee financial expert" as defined by the rules and regulations of the SEC.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm, Crowe Horwath LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015 and the results of the Company’s operations and the Company’s cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee met regularly with Crowe Horwath LLP and the Company’s internal audit staff, with and without management present, to discuss the results of their audits, management’s assessment of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed Crowe Horwath LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its respective audit of the Company’s consolidated financial statements.

The Audit Committee discussed with Crowe Horwath LLP the matters that are required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe Horwath LLP its independence. The Audit Committee has concluded that Crowe Horwath LLP has not provided any prohibited non-audit services to the Company and its affiliates, which is compatible with maintaining Crowe Horwath LLP’s independence.

Based on the above-mentioned review and discussions with management and Crowe Horwath LLP, the Audit Committee recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Crowe Horwath LLP and our board concurred in such recommendation.
The Audit Committee of the Board of Directors

William S. Nichols III (Chairman)
Umesh (Mike) Jain
P. Michael Mann, M.D.
Thomas A. Reiser

PROPOSAL 2. APPROVAL OF AMENDMENT TO THE
ALLEGIANCE BANCSHARES, INC. 2015 STOCK AWARDS AND INCENTIVE PLAN
On January 27, 2017, the board approved an amendment (the "Amendment") to the Allegiance Bancshares, Inc. 2015 Stock Awards and Incentive Plan to increase the number of shares of common stock issuable thereunder from 1,460,000 shares 1,900,000, and recommended that the 2015 Plan, as so amended, be submitted to our shareholders for approval at the meeting. The 2015 Plan was originally approved by our shareholders on March 30, 2009, amended and restated on February 27, 2015 by our board and approved by our shareholders on March 23, 2015. The following summary of the material features of the 2015 Plan is qualified in its entirety by reference to the copy of the plan (as proposed to be amended) attached as Appendix A to this Proxy Statement. The only change proposed to be made to the 2015 Plan is the increase in shares issuable under the 2015 Plan from 1,460,000 shares to 1,900,000 shares.
Purpose of the Amendment
The Company believes that it has been able to attract highly qualified personnel in part through the use of stock awards, and that it is desirable to have the continued flexibility to attract additional personnel, if needed, and to retain and reward exceptional performance by employees through additional stock awards. We have used the 2015 Plan for this purpose. As of March 23, 2017, 247,217 shares remained available for future grant under the 2015 Plan. Accordingly, the board approved the Amendment in order to maintain the 2015 Plan and to provide the necessary incentives to its employees and directors.
Administration
The Compensation Committee administers the 2015 Plan and determines which employees, directors and other individuals shall receive grants of options and awards, and has the authority to determine the vesting, restrictions and other terms of the agreements representing such options or awards, as the case may be. The Compensation Committee is also authorized to interpret the 2015 Plan and the respective award agreements executed under the 2015 Plan and to make all other determinations with respect to the 2015 Plan. The Compensation Committee, in its discretion but subject to applicable laws, may waive compliance with any provision of an option or award, may extend the date through which an option or award is exercisable, and may accelerate the date on which an option or award becomes exercisable, vested, free from restrictions or payable.
Eligibility
Awards under the 2015 Plan may be granted to all employees of the Company and its affiliates, directors of the Company and its affiliates or other individuals who perform services for the Company and its affiliates; provided that incentive stock options may be granted only to employees of the Company or its affiliates.

Shares Available for Issuance

If the Amendment is approved at the meeting, the 2015 Plan will provide for the grant of awards covering an aggregate of 1,900,000 shares of common stock in any combination of the following:

•	options to purchase shares of common stock, which may be incentive stock options or non-qualified stock options,

•	stock appreciation rights;

•	restricted stock awards;

•	performance awards; and

•	phantom stock awards.

Shares of stock will be deemed to be issued under the 2015 Plan only to the extent actually issued and delivered pursuant to an option or award. If an option or award (other than a restricted stock award) expires or is terminated or is settled in cash, the shares that were subject to the unexercised or unvested portion will be available for future awards granted under the 2015 Plan. The number of shares covered by each outstanding option or award and the exercise price of outstanding options shall be proportionately adjusted for any increase or decrease in the number of the Company’s outstanding shares resulting from various changes in its capitalization, such as stock splits or stock dividends.

Types of Awards

The 2015 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards. A summary of each type of award is as follows:

Stock Options. A stock option confers upon the awardee the right, but not the obligation, to purchase a certain number of shares of common stock at an established exercise price. Our board may authorize the grant of options that are incentive stock options within the meaning of Section 422(b) of the Code or options that do not constitute incentive stock options (nonqualified stock options). The exercise price of each incentive and nonqualified stock option granted under the 2015 Plan will be determined by our board, and the exercise price cannot be less than the fair market value of common stock at the grant date. For each option, the board will establish (1) the term of the option, (2) the time or period of time in which the option will vest, (3) the form of payment due upon exercise of the option and (4) the treatment of the option upon the awardee’s termination of employment or service. At the time of a grant of stock options, the board may also prescribe additional terms, conditions or restrictions relating to the options, including, but not limited to, provisions relating to tax matters (including provisions covering applicable withholding requirements) and any other matters not inconsistent with the 2015 Plan. Each grant of stock options may have different terms and conditions. No more than 100,000 shares of common stock may be subject to stock options granted under the 2015 Plan to any one individual during any one year period.
Incentive stock options ("ISOs") are subject to certain special rules under the Code. Except as provided below, the maximum term of an ISO may not exceed ten years. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate fair market value (determined at the time the option is granted) of common stock with respect to which ISOs (determined without regard to this sentence) are exercisable for the first time by any employee during any calendar year under all plans of the Company and its affiliates exceeds $100,000, such options shall be treated as nonqualified stock options. No ISO may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, unless (i) at the time the option is granted the exercise price is at least 110% of the fair market value of the common stock subject to the option and (ii) the option is not exercisable after the expiration of five years from the date of grant.
Stock Appreciation Rights. A stock appreciation right ("SAR") is the right to receive an amount equal to the excess, if any, of the fair market value of a share of common stock on the date the right is exercised over the exercise price of the SAR as determined by our board as of the date of grant of the SAR, which shall not be less than the fair market value of one share of common stock on the date of grant. Our board will determine (1) the time or times at which an SAR may be exercised in whole or in part, (2) whether payment upon exercise will be made in cash, shares of common stock or a combination thereof and (3) the treatment of SARs upon the awardee’s termination of employment or service. At the time of an award of SARs, the board may prescribe additional terms, conditions or restrictions relating to the SAR, including, but not limited to, provisions relating to (a) vesting of SARs, (b) tax matters (including provisions covering applicable wage withholding requirements) and (c) any other matters not inconsistent with the 2015 Plan. Each award of SARs may have different terms and conditions. SARs may be granted in connection with the grant of stock options, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the option as to which the SARs were exercised. No more than 50,000 shares of common stock may be subject to SARs granted under the 2015 Plan to any one individual during any one year period.
Restricted Stock Awards. A grant of shares of restricted stock represents shares of common stock that are subject to restrictions on disposition and the obligation of the awardee to forfeit and surrender the shares under certain circumstances (forfeiture restrictions). Our board will have sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon (1) the attainment of one or more performance targets established by the board that are based on (a) the price of a share of common stock, (b) earnings per share, (c) net earnings, (d) return on shareholders’ equity, (e) return on assets, (f) net interest margin or (g) efficiency ratio, (2) the awardee’s continued employment or service with the Company for a specified period of time or (3) a combination of any two or more of the factors listed in clauses (1) and (2). Each award of restricted stock may have different forfeiture restrictions. Except to the extent restricted under the terms of the 2015 Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock shall have all of the rights of a shareholder including, without limitation, the right to vote restricted stock or the right to receive dividends thereon.
At the time of the award of restricted stock, the board may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the (1) vesting of restricted stock awards, (2) termination of employment or service of the awardee prior to the lapse of the forfeiture restrictions, (3) the amount and form of any payment for shares of common stock received pursuant to a restricted stock award, (4) tax matters and (5) any other matters not inconsistent with the 2015 Plan. No more than 100,000 shares of common stock may be granted under the 2015 Plan as a restricted stock award to any one individual during any one year period. Each grant of restricted stock may have different terms and conditions.

Performance Awards. A performance award represents the right to receive payment of an amount based on the achievement of certain performance measures for a performance period, each as determined by the our board and as evidenced by a performance award agreement. The performance measures shall be based on one or more of the following criteria: (1) the price of a share of common stock, (2) earnings per share, (3) net earnings, (4) return on shareholders’ equity, (5) return on assets, (6) net interest margin or (7) efficiency ratio. Our board determines (1) the performance measures applicable to a performance period, (2) whether payment upon the achievement of the performance measures for the performance period will be made in cash, shares of common stock or a combination thereof and (3) the treatment of the performance award upon the awardee’s termination of employment or service. The performance awards may be based on different performance measures and may be for different amounts. The maximum payout under the 2015 Plan pursuant to a performance award to any individual for any calendar year may not exceed $500,000.
Phantom Stock Awards. A phantom stock award is the right to receive shares of common stock (or cash in an amount equal to the fair market value thereof), or an amount equal to any appreciation in the fair market value of common stock over a specified period of time, which vest over a period of time or upon the occurrence of an event as established by our board, without payment of any amounts by the awardee (except to the extent required by law) or satisfaction of any performance criteria or objectives. Each phantom stock award has a maximum value established by our board at the time of the award grant. The board will determine (1) the period over which, or the event upon which, the phantom stock award will vest, (2) whether payment upon vesting will be made in cash, shares of common stock or a combination thereof and (3) the treatment of the phantom stock award upon the awardee’s termination of employment or service. Each phantom stock award may have different terms and conditions.
Amendment and Termination. Our board may alter or amend the 2015 Plan at any time, except that it may not make any amendment which would impair any existing rights under an option or award without the consent of the holder. Our board may not, without approval of the Company’s shareholders, amend the 2015 Plan to (1) increase the maximum number of shares which may be issued on exercise or surrender of an award, except as specifically provided in the 2015 Plan, (2) change the class of employees, directors or other individuals eligible to receive options and awards or materially increase the benefits accruing under the 2015 Plan, (3) extend the maximum period during which options and awards may be granted under the 2015 Plan, (4) materially modify the requirements as to eligibility for participation in the 2015 Plan or (5) if applicable, decrease any authority granted to the board in contravention of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended or, if such approval is required to comply with Rule 16b-3, any rule promulgated by any exchange on which the stock trades or quotation service or Sections 162(m) or 422 of the Code. With respect to any shares for which awards have not been granted, our board may terminate the 2015 Plan at any time. Except with respect to awards then outstanding, if not sooner terminated, the 2015 Plan will terminate and no further awards shall be granted after the expiration of ten years from the date of its adoption.
Tax Effects of Participation in the 2015 Plan

Options. The federal income tax consequences both to the awardee and the Company of options granted under the 2015 Plan differ depending on whether an option is an ISO or a nonqualified stock option.

Incentive Stock Options. No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Nonqualified Stock Options. No federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-

term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the awardee.

Stock Appreciation Rights. No federal income tax is imposed on the awardee upon the grant of an SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of Common Stock payable upon such exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Restricted Stock Awards. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the excess of the fair market value of the restricted stock over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the awardee. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Performance Awards and Phantom Stock Awards. Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations. If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when the awards vest and any restrictions regarding forfeiture are removed. The Company will generally be allowed to deduct from its taxes the amount of ordinary income an awardee must recognize.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to certain employees in excess of $1 million in any calendar year. Compensation that qualifies as "performance based compensation" (as defined for purposes of Section 162(m) of the Code) is excluded from the $1 million limitation, and therefore remains fully deductible by the company that pays it. The 2015 Plan is designed to meet the requirements of Section 162(m) of the Code; however, awards granted under the 2015 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all other requirements of Section 162(m) of the Code. We cannot be certain that compensation attributable to awards granted under the 2015 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible to it. Our board believes that in light of Section 162(m) of the Code, it is desirable to submit the Amendment to the 2015 Plan for shareholder approval.

Specific Benefits under the 2015 Plan

Because awards under the 2015 Plan will be granted at the discretion of the committee that oversees the 2015 Plan, it is not possible for us to determine and disclose the amount of future awards that may be granted to directors and executive officers. We have not approved any awards under the 2015 Plan that are conditioned upon shareholder approval of the Amendment to the 2015 Plan and are not currently considering any specific award grants under the 2015 Plan.

Other Provisions of the 2015 Plan

The 2015 Plan also contains additional provisions regarding, but not limited to, compliance with Section 409A of the Code, indemnification of members of the committee that oversees the 2015 Plan or board for action or inaction related to the 2015 Plan and the Company’s rights to recover clawbacks of amounts paid to individuals under the 2015 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently have stock options outstanding under the 2015 Plan, all of which were approved by our shareholders. The following table provides information as of December 31, 2016 regarding our equity compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	935,139	$18.21	275,667
Equity compensation plans not approved by security holders	—	—	—
Total	935,139		275,667

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of the common stock present, in person or by proxy, and entitled to vote on this item at the annual meeting is required to approve the Amendment to the 2015 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE ALLEGIANCE BANCSHARES, INC. 2015 STOCK AWARDS AND INCENTIVE PLAN.
PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the board has appointed Crowe Horwath LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017. The board is seeking ratification of the appointment of Crowe Horwath LLP for the 2017 fiscal year. Shareholder ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm for the 2017 fiscal year is not required by our bylaws, state law or otherwise. However, the board is submitting the selection of Crowe Horwath LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Crowe Horwath LLP for future services.

At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Crowe Horwath LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Representatives of Crowe Horwath LLP are expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT
OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR 2017.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2018 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than November 29, 2017. Any such proposal must comply with the requirements of Rule 14a-8.

In addition, our bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted.  For business to be properly brought before a meeting or nominations of persons for election to the board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below not less than one hundred twenty days in advance of the first anniversary of the date of the Company's notice to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Company at least eighty days prior to the date the Company intends to distribute its notice with respect to such meeting. All notices to us must also provide certain information set forth in the Company’s bylaws. A copy of the Company’s bylaws may be obtained upon written request to the Secretary of the Company.

Shareholder proposals and nominations should be submitted to the Secretary of the Company and the Corporate Governance and Nominating Committee, respectively, at Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Houston, Texas 77040.

ANNUAL REPORT ON FORM 10-K

We will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, to any shareholder upon written request to Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040.

Our Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2016, as filed with the SEC, accompanies but does not constitute part of this proxy statement.

OTHER MATTERS

The board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,

George Martinez Chairman of the Board and Chief Executive Officer
Houston, Texas
March 29, 2017

Appendix A

AMENDMENT TO THE
ALLEGIANCE BANCSHARES, INC.
2015 AMENDED AND RESTATED STOCK AWARDS AND INCENTIVE PLAN
March 27, 2017
W I T N E S S E T H:

WHEREAS, Allegiance Bancshares, Inc. (the “Company”) presently maintains the Allegiance Bancshares, Inc. 2015 Amended and Restated Stock Awards and Incentive Plan (the “Plan”); and
WHEREAS, the Compensation Committee of the Company has recommended, and the Board of Directors of the Company has approved, an amendment to the Plan to increase the number of shares issuable under the Plan from 1,460,000 to 1,900,000; and
WHEREAS, pursuant to the terms of the Plan, the Board of Directors has the right to amend the Plan to increase the number of shares, provided such amendment is approved by the shareholders of the Company.
NOW, THEREFORE, effective upon approval by the shareholders of the Company at the 2017 annual meeting of shareholders, Section (V)(a) of the Plan is hereby amended (the “Amendment”) by deleting it in its entirety and replacing it with the following:
V. STOCK SUBJECT TO THE PLAN
(a)    Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the maximum aggregate number of shares of Stock for which Awards may be granted under the Plan is 1,900,000 (inclusive of shares granted with respect to Awards prior to the date on which the shareholders of the Company approve the Amendment), any or all of which may be issued through Incentive Stock Options. To the extent that an Award lapses or is canceled or forfeited, or the rights of its Holder terminate or the Award is settled in cash, any Stock subject to such Award shall again be available for grant under an Award. Notwithstanding anything to the contrary contained herein: (i) shares of Stock surrendered or withheld in payment of the exercise price of an Option shall count against the aggregate plan limit described above and shall not again be made available for the grant of Awards under the Plan; and (ii) shares of Stock withheld by the Company to satisfy any tax withholding obligation shall count against the aggregate plan limit described above and shall not again be made available for the grant of Awards under the Plan. Any shares of Stock which may remain unissued and which are not subject to outstanding Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Company has executed this Amendment to the Plan as of the date first written above.

ALLEGIANCE BANCSHARES, INC.

By:     /s/ Steven F. Retzloff

Name: Steven F. Retzloff

Title: President

ALLEGIANCE BANCSHARES, INC.
2015 AMENDED AND RESTATED STOCK AWARDS AND INCENTIVE PLAN

Allegiance Bancshares, Inc., a Texas corporation (the "Company"), assumed all obligations under the Allegiance Bank Texas 2008 Stock Awards and Incentive Plan ("Bank Plan") pursuant to the Agreement and Plan of Merger, dated April 30, 2008, between Allegiance Bank Texas, a Texas banking association (the "Bank"), and the Company. The Bank Plan was renamed as the Allegiance Bancshares, Inc. 2008 Stock Awards and Incentive Plan (the "2008 Plan") and was amended and restated as of March 24, 2014. The 2008 Plan was amended and restated by the Board as the Allegiance Bancshares, Inc. 2015 Amended and Restated Stock Awards and Incentive Plan on February 27 2015, subject to approval by the Company's shareholders.
I. PURPOSE

The purpose of the ALLEGIANCE BANCSHARES, INC. 2015 AMENDED AND RESTATED STOCK AWARDS AND INCENTIVE PLAN (the "Plan") is to provide a means through which Allegiance Bancshares, Inc., a Texas corporation (the "Company"), and its Affiliates, may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those employees, directors and consultants, upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain in the Company's and its Affiliates' employ. A further purpose of the Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, director or consultant as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
(a)"Affiliate" means any Parent Corporation and any Subsidiary Corporation.

(b)"Award" means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

(c)"Board" means the Board of Directors of the Company.

(d)"Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly‑owned subsidiary of the Company), (ii) a Subsidiary Corporation of the Company operating as a Texas banking association is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company, (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly‑owned subsidiary of the Company), (iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and would not otherwise comply with Code Section 409A, a "Change of Control" shall occur only to the extent that the definition of "Change of Control" set forth above may be interpreted to be consistent with Code Section 409A and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

(e)"Change of Control Value" shall mean with respect to a Change of Control (i) the per share price offered to shareholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change of Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f)"Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g)"Committee" means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Paragraph IV.

(h)"Company" means Allegiance Bancshares, Inc.

(i)A "consultant" means an individual (other than a director) who performs services for the Employer as an independent contractor.

(j)A "covered employee" means an individual described in Code Section 162(m)(3), as interpreted by Internal Revenue Service Notice 2007-49.

(k)A "director" means an individual who is serving on the Board or on the board of directors of an Affiliate on the date the Plan is adopted by the Board or who is elected to the Board or the board of directors of an Affiliate after such date.

(l)"Effective Date" means the date the Plan is approved by the Company's shareholders pursuant to Paragraph III.

(m)An "employee" means any person (including an officer or a director) in an employment relationship with the Company or any Affiliate.

(n)"Employer" means the Company or an Affiliate.

(o)"Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, consistent with Treasury regulations and other formal Internal Revenue Service guidance under Code Section 409A, with the intent that Options and Stock Appreciation Rights granted under this Plan shall not constitute deferred compensation subject to Code Section 409A.

(p)"Holder" means an individual who has been granted an Award.

(q)"Incentive Stock Option" means an incentive stock option within the meaning of Code Section 422(b).

(r)"1934 Act" means the Securities Exchange Act of 1934, as amended.

(s)"Non-Employee Director" means a director serving on the Board who is a "non-employee director" within the meaning of Rule 16b-3.

(t)"Nonqualified Stock Option" means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

(u)"Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(v)"Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

(w)"Outside Director" means a director serving on the Board who is an "outside director" within the meaning of Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

(x)"Parent Corporation" means a "parent corporation" of the Company within the meaning of Code Section 424(e).

(y)"Performance Compensation Award" means any Award designated by the Committee as a Performance Compensation Award pursuant to Paragraph X of the Plan.

(z)"Performance Criteria" means means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or an Affiliate (or a division, business unit or operational unit thereof) and shall be limited to the following:

(i)    the price of a share of Stock;
(ii)    the Company's earnings per share;
(iii)    the Company's net earnings;
(iv)    the return on shareholders' equity achieved by the Company;
(v)    the Company's return on assets;
(vi)    the Company's net interest margin; or
(vii)    the Company's efficiency ratio.
Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (i) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Code Section 162(m), the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
(aa)"Performance Formula" means, for a Performance Period, one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Holder, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(bb)    "Performance Goals" means, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Holder for the Performance Period to fail to qualify as "performance-based compensation" under Code Section 162(m)), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period (provided, that if an Award is intended to constitute "performance based compensation" under Code Section 162(m), such adjustment or modification may be made only to the extent permitted under Code Section 162(m)) in order to prevent the dilution or enlargement of the rights of Holders based on the following events:

(i)    asset write-downs;
(ii)    litigation or claim judgments or settlements;
(iii)    the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(iv)    any reorganization and restructuring programs;
(v)    extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi)    acquisitions or divestitures;
(vii)    any other specific unusual or nonrecurring events, or objectively determinable category thereof;
(viii)    foreign exchange gains and losses; and
(ix)    a change in the Company’s fiscal year.
(cc)    "Performance Period" means one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to and the payment of a Performance Compensation Award.

(dd)    "Phantom Stock Award" means an Award granted under Paragraph XI of the Plan.

(ee)    "Phantom Stock Award Agreement" means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(ff)    "Plan" means the Allegiance Bancshares, Inc. 2015 Amended and Restated Stock Awards and Incentive Plan, as amended from time to time.

(gg)    "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(hh)    "Restricted Stock Award" means an Award granted under Paragraph IX of the Plan.

(ii)    "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(jj)    "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(kk)    "Stock" means the common stock, $1.00 par value of the Company.

(ll)    "Stock Appreciation Right" means an Award granted under Paragraph VIII of the Plan.

(mm)    "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(nn)    "Subsidiary Corporation" means a "subsidiary corporation" of the Company within the meaning of Code Section 424(f).

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Board adopted the Plan as amended and restated on February 27, 2015, subject to the approval of the Company's shareholders at the 2015 annual shareholders meeting. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.
IV. ADMINISTRATION

(a)Committee. The Plan shall be administered by the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute Award agreements or other documents on behalf of the Committee and the Company.

(b)Powers. Subject to the terms of the Plan, the Committee's charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(i)     to construe and interpret the Plan and apply its provisions;
(ii)    to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(iii)    to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv)    to delegate its authority to one or more officers of the Company with respect to Awards that do not involve "covered employees" or "insiders" within the meaning of Section 16 of the Exchange Act;
(v)    to determine when Awards are to be granted under the Plan and the applicable date of grant;
(vi)    from time to time to select, subject to the limitations set forth in this Plan, those Holders to whom Awards shall be granted;
(vii)    to determine the number of shares of Stock to be made subject to each Award;
(viii)    to determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;
(ix)    to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;
(x)    to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;
(xi)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Holder's rights or increases a Holder's obligations under his or her Award or creates or increases a Holder's federal income tax liability with respect to an Award, such amendment shall also be subject to the Holder's consent;
(xii)    to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(xii)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(xiv)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.
(c)Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d)Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.

V. STOCK SUBJECT TO THE PLAN

(a)    Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the maximum aggregate number of shares of Stock for which Awards may be granted under the Plan is 1,460,000 (inclusive of shares granted with respect to Awards prior to the Effective Date), any or all of which may be issued through Incentive Stock Options. To the extent that an Award lapses or is canceled or forfeited, or the rights of its Holder terminate or the Award is settled in cash, any Stock subject to such Award shall again be available for grant under an Award. Notwithstanding anything to the contrary contained herein: (i) shares of Stock surrendered or withheld in payment of the exercise price of an Option shall count against the aggregate plan limit described above and shall not again be made available for the grant of Awards under the Plan; and (ii) shares of Stock withheld by the Company to satisfy any tax withholding obligation shall count against the aggregate plan limit described above and shall not again be made available for the grant of Awards under the Plan. Any shares of Stock which may remain unissued and which are not subject to out-standing Awards at the termina-tion of this Plan shall cease to be reserved for the purpose of this Plan, but until termi-nation of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the require-ments of this Plan. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

(b)    Notwithstanding any provision in the Plan to the contrary, no more than 100,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any one year period, no more than 50,000 shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any one year period, no more than 100,000 shares of Stock may be granted under the Plan as a Restricted Stock Award to any one individual during any one year period, and no more than 100,000 shares of Stock may be granted under the Plan as a Phantom Stock Award to any one individual during any one year period. The number of shares of Stock that may be issued to individuals as set forth in the preceding sentence shall be subject to adjustment in the same manner as provided in Paragraph XII hereof with respect to shares of Stock subject to Options, Stock Appreciation Rights, Restricted Stock Awards or Phantom Stock Awards then outstanding. The limitations set forth in this paragraph shall be applied in a manner which will permit compensation generated under the Plan with respect to "covered employees" to constitute "performance-based" compensation for purposes of Code Section 162(m), including, without limitation, counting against such maximum number of shares of Stock, to the extent required under Code Section 162(m) and applicable interpretive authority thereunder, any shares of Stock subject to Options or Stock Appreciation Rights that expire, are canceled or repriced or Restricted Stock Awards or Phantom Stock Awards that are forfeited.

(c)    Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI. ELIGIBILITY

The Committee, in its sole discretion, shall determine who shall receive Awards under the Plan. Awards other than Incentive Stock Options may be granted to all employees, directors and consultants of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. Incentive Stock Options may be granted to all employees of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. A recipient of an Award must be an employee, director or consultant at the time the Award is granted. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

VII. STOCK OPTIONS

(a)    Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

(b)    Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)    Special Limitations on Incentive Stock Options. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any Holder during any calendar year under all plans of the Company and its Parent Corporation or Subsidiary Corporations exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporation, within the meaning of Code Section 422(b)(6), unless (i) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d)    Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Code Section 422. An Option Agreement may provide for the payment of the exercise price, in whole or in part, (i) by cash or certified or bank check, or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve: (A) by delivery to the Company of other shares of Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares of Stock being acquired, or by means of attestation whereby the Holder identifies for delivery specific shares of Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Stock equal to the difference between the number of shares of Stock thereby purchased and the number of identified attestation shares of Stock (a “Share for Share Exchange”); (B) by a “cashless” exercise program established with a broker; (C) by reduction in the number of shares of Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (D) in any other form of legal consideration that may be acceptable to the Committee. Each Option shall specify the effect of termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Option. An Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

(e)Exercise Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such exercise price shall never be less than the Fair Market Value of Stock on the date the Option is granted and (ii) such exercise price shall be subject to adjustment as provided in Paragraph XII. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a) or 409A. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

(f)Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

(g)Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company, an Affiliate, or any Subsidiary Corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary Corporation.

VIII. STOCK APPRECIATION RIGHTS

(a)    Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Stock Appreciation Rights.

(b)    Other Terms and Conditions. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c)    Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall never be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)) and (ii) shall be subject to adjustment as provided in Paragraph XII.

(d)    Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e)    Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

IX. RESTRICTED STOCK AWARDS

(a)Forfeiture Restrictions to be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals established by the Committee, (ii) the Holder's continued employment with the Employer for a specified period of time, or (iii) a combination of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XII.

(b)Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless otherwise provided in the Restricted Stock Agreement, the Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Unless otherwise provided in a Restricted Stock Agreement, dividends payable with respect to a Restricted Stock Award will be paid to a Holder in cash on the day on which the corresponding dividend on shares of Stock is paid to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Stock is paid to shareholders. The Committee may provide in a Restricted Stock Agreement that payment of dividends with respect to a Restricted Stock Award shall be subject to the attainment of one or more performance goals established by the Committee that are based on the criteria set forth in paragraph (a) above.

At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) vesting of Awards, subject to any provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) requiring or prohibiting an election by the Holder under Code Section 83(b)), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.
(c)Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

(e)Certification. With respect to a Restricted Stock Award granted to a "covered employee," if the lapse of the Forfeiture Restrictions imposed upon such Restricted Stock Award, or the payment of dividends with respect to such Restricted Stock Award, is conditioned in whole or in part on the attainment of performance goals, the Committee shall certify in writing whether such performance goals and any other conditions on the lapse of Forfeiture Restrictions or payment of dividends have been satisfied.

X. PERFORMANCE-BASED COMPENSATION

(a)The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award or a portion of such Award as a “Performance Compensation Award” in order to qualify such Award as "performance-based compensation" under Code Section 162(m). In addition, the Committee shall have the authority to make an Award of a cash bonus to any Holder and designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Code Section 162(m). The maximum amount that can be paid in any calendar year to any Holder pursuant to such a cash bonus Award described in the preceding sentence shall be $500,000.

(b)The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)) which Holders will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Holder eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Holder to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Holder becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Paragraph X. Moreover, designation of a Holder eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Holder eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Holder eligible to receive an Award hereunder shall not require designation of any other person as a Holder eligible to receive an Award hereunder in such period or in any other period.

(c)With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Paragraph X(c) and record the same in writing.

(d)Payment of Performance Compensation Awards.

(i)    Unless otherwise provided in the applicable Award Agreement, a Holder must be employed by the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)    A Holder shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the applicable Performance Goals are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Holder's Performance Compensation Award has been earned for the Performance Period.
(iii)    Following the completion of a Performance Period and prior to the payment of any Performance Compensation Award, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the Performance Period based upon the Performance Formula. The Committee shall then determine the actual size of each Holder's Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion in accordance with Paragraph X(d)(iv) hereof, if and when it deems appropriate.

(iv)    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Code Section 162(m). With respect to any Performance Compensation Award intended to constitute "performance-based compensation" under Code Section 162(m), the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; (B) increase a Performance Compensation Award above the maximum amount payable under Paragraph V(b) of the Plan; or (C) cause an increase in a Holder's Performance Compensation Award as a result of the use of negative discretion with respect to another Holder's Performance Compensation Award.
(v)    Performance Compensation Awards granted for a Performance Period shall be paid to Holders as soon as administratively practicable following completion of the certifications required by this Paragraph X.
(vi)    If, after the attainment of the applicable Performance Goals, payment of a Performance Compensation Award in cash is accelerated to an earlier date, the amount paid will be discounted to reasonably reflect the time value of money. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.
(vii)    With respect to any Performance Compensation Award intended to constitute "performance-based compensation" under Code Section 162(m), no amount shall be paid unless the shareholder approval requirements under Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(4) or any successor to such statute and regulation have been satisfied.
XI. PHANTOM STOCK AWARDS
(a)Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

(b)Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c)Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d)Payment. Following the end of the vesting period for a Phantom Stock Award, but in no event later than March 15 of the calendar year immediately following the calendar year in which the vesting period ends, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e)Termination of Employment. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable vesting period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

(f)Agreements. At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XII. RECAPITALIZATION OR REORGANIZATION

(a)The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

(b)If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

(c)In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and the Committee, in its discretion, may take any other action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Holders; provided, however, that such action shall not reduce the value of an Award. In particular, with respect to Options, the actions the Committee may take upon a Change of Control include, but are not limited to, the following: (i) accelerating the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

(d)In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f)Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required shareholder action.

(g)Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that, except as provided herein or in an agreement governing an Award, no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Code Section 162(m), if applicable, and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan in a manner requiring shareholder approval to satisfy any applicable laws, rules, regulations or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Holders with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.
XIV. MISCELLANEOUS

(a)No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)Employees' Rights Unsecured. The right of an employee to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Holder shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate.

(c)No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with any Employer or (ii) interfere in any way with the right of any Employer to terminate an employee's employment at any time.

(d)Securities Laws. No shares of Stock shall be purchased or sold hereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Holder has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended, the Plan, any Award or any Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of such Awards unless and until such authority is obtained.

(e)Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, a Holder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Holder by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Holder as a result of the exercise or acquisition of Stock under the Award, provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Stock.

(f)No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or any Subsidiary from taking any corporate action which is deemed by the Company, an Affiliate or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company, an Affiliate or any Subsidiary as a result of any such action.

(g)Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative. Notwithstanding the foregoing, a Holder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Holder, shall thereafter be entitled to exercise an Option or Stock Appreciation Right.

(h)Beneficiary Designation. Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder's death shall be paid to his estate.

(i)Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b‑3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b‑3, such provision or Award shall be construed or deemed amended to conform to Rule 16b‑3.

(j)Code Section 162(m). If the Company is subject to Code Section 162(m), it is intended that the Plan comply fully with and meet all the requirements of Code Section 162(m) so that Awards may, if intended, constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Code Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Code Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

(k)Code Section 409A. It is intended that the Plan and any grant of an Award to which Code Section 409A is applicable shall satisfy all of the requirements of such Code section and the applicable regulations issued thereunder to the extent necessary, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Code Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Holder's separation from service shall instead be paid on the first payroll date after the six-month anniversary of the Holder's separation from service (or the Holder's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Holder under Code Section 409A and neither the Company nor the Committee will have any liability to any Holder for such tax or penalty.

(l)Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company's Articles of Association or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(m)Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(n)Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

AllegianceBancshares, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - John Beckworth	☐	☐
02 - Frances H. Jeter	☐	☐
03 - George Martinez	☐	☐
04 - David B. Moulton	☐	☐
05 - Thomas A. Reiser	☐	☐

+

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 1 7 9 1 5 2 +

02JYJD

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AllegianceBancshares, Inc.

Proxy – Allegiance Bancshares, Inc.

Notice of 2017 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 19, 2017

George Martinez and Steve Retzloff, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Allegiance Bancshares, Inc. to be held on May 19, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as indicated by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees for director named herein, FOR the approval of the amendment to the Allegiance Bancshares, Inc. 2015 Stock Awards and Incentive Plan and FOR the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

AllegianceBancshares, Inc.

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IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Vote by Internet

- Go to **www.envisionreports.com/ABTX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/ABTX

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/ABTX** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 9, 2017 to facilitate timely delivery.

2 N O T   C O Y

02K22D

Shareholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/ABTX**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Allegiance Bancshares, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 9, 2017.

02K22D